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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 31, 1999



                                PLANTRONICS, INC.
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             (Exact name of registrant as specified in its charter)



           DELAWARE                        1-12696               77-0207692
  (State or jurisdiction of        (Commisson File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)
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                               345 ENCINAL STREET
                              SANTA CRUZ, CA 95060
          -------------------------------------------------------------
          (Address, including zip code, of principal executive offices)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (831) 426-5858




          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

     The following is the full text of the press release made by the Registrant on August 31, 1999:

"SANTA CRUZ, Calif., (August 31, 1999) -- Plantronics, Inc. (NYSE: PLT) today announced that its Board of Directors has authorized the Company to increase its existing stock repurchase program by an additional 500,000 shares. There remain
231,307 shares which may be repurchased under the existing program, resulting in a total of 731,207 shares that may be repurchased by the Company under the new authorization. Pursuant to the stock repurchase program, shares will be purchased by the Company from time to time, depending upon market conditions, in open market transactions. The maximum of 731,207 shares represents approximately
4% of the 16,779,606 shares outstanding as of August 27, 1999.

Barbara V. Scherer, Chief Financial Officer of Plantronics, stated that the
Company had evaluated its expected cash position through the end of our fiscal year 2001 and had concluded that a prudent use of a portion of its cash is to repurchase its shares. Ms. Scherer said, "Our Board of Directors feels that Plantronics stock presents an attractive investment for the Company. Because of our strong cash flow, we have the opportunity to increase stockholder value through the repurchase of our stock."

This press release contains forward-looking statements that are subject to risks and uncertainties, including the statements in the immediately preceding paragraph that the Company's expected cash position makes prudent the use of cash for the repurchase of stock and that the repurchase of Company stock constitutes an opportunity to increase stockholder value. There are important factors that could cause actual results to differ materially from those anticipated by any such statements. These risks include, but are not limited to:
(1) increases in the yield which could be obtained from alternative investment of the funds used to repurchase stock and (2) increased need for cash reserves beyond the levels presently anticipated. For a more complete and detailed listing of these and additional risk factors that may cause actual results to vary materially from the results projected in this release, please refer to the Company's filings with the Securities Exchange Commission, including its filings on Form 10-K for Fiscal 1999 and on Form 10-Q for the first quarter of Fiscal
2000. Plantronics, Inc. disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

About Plantronics

Plantronics introduced the first lightweight communications headset in 1962 and is recognized as the world leader in communications headsets. A publicly held company with more than 1,800 employees, Plantronics is the leading provider of headsets to telephone companies and the business community worldwide.


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Plantronics headsets are also used widely in many Fortune 500 corporations and have been featured in numerous motion pictures and high-profile events, including Neil Armstrong's historic "One small step for man" transmission from the moon in 1969. Plantronics, Inc. headquartered in Santa Cruz, was founded in 1961 and maintains offices in 18 countries. Plantronics products are sold and supported through a worldwide network of authorized Plantronics marketing partners.

     Information about the Company and its products can be found at www.plantronics.com or by calling 800-544-4660."


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PLANTONICS, INC.


Dated: September 17, 1999                By: /s/ KEVIN GOODWIN
                                            ------------------------------------
                                            Kevin Goodwin, Vice President-Legal,
                                            General Counsel and Secretary


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